Exhibit 32.2

                            Section 906 Certification


I, Richard L. Hannigan Sr., Chief Financial Officer of Voyager Entertainment International, Inc., certify that (i) the attached annual report on Form 10-KSB of Voyager Entertainment International, Inc. for the fiscal year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-KSB Report for said period fairly presents, in all material respects, the financial condition and results of operations of Voyager Entertainment International, Inc.

/s/ Richard L. Hannigan Sr.                             Dated: April 7, 2006
---------------------------                                    --------------
Richard L. Hannigan Sr.
Chief Financial Officer